Rand Logistics Inc.

                              FOR IMMEDIATE RELEASE

              RAND LOGISTICS ANNOUNCES STRONG FIRST QUARTER RESULTS

     Company to Conduct Conference Call Thursday, August 17th at 10:30am ET

      Certain Members of Senior Management Convert Compensation to Warrants

New York, NY - August 14, 2006 - Rand Logistics Inc. (OTC:RAQC.OB; RAQCW.OB; RAQCU.OB) today announced financial results for its first quarter ended June 30, 2006. The first quarter results represent the first complete quarter following Rand's March 3, 2006 acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. The GAAP results for the quarter ended June 30, 2005 reflect Rand prior to the acquisition; since the Company did not have any operations during that period, the results do not provide a meaningful basis for comparison of financial results.

First Quarter Financial and Operational Highlights - versus pro forma quarter ended 6/30/05

      o Revenues excluding outside voyage charter revenue increased 28% from $15.5 million for the three months ended June 30, 2005 to $19.9 million for the three months ended June 30, 2006.

      o Total vessel sailing days increased from 666 days for the three months ended June 30, 2005 to 696 for the three months ended June 30, 2006.

      o EBITDA increased 26% or $894,823 to $4.3 million, despite a $573,293 increase in general and administrative expenses, which was primarily attributable to costs associated with being a public company.

Pro Forma Summary Statement of Operations

                                                                                     Pro Forma           Pro Forma
                                                                Three Months        Three months         Year ended
                                                               ended June 30,      ended June 30,       December 31,
                                                                    2006                2005                2005
                                                               --------------      --------------      --------------
                                                                (unaudited)          (unaudited)         (unaudited)
---------------------------------------------------------------------------------------------------------------------
Revenue - Company operated vessels                             $   19,892,303      $   15,501,817      $   53,819,958
Revenue - Outside voyage charter revenue                            2,352,813           1,561,826           7,420,577
---------------------------------------------------------------------------------------------------------------------
                                                               $   22,245,116      $   17,063,643      $   61,240,535
Expenses
  Outside voyage charter fees                                       2,317,901           1,561,826           7,379,638
  Vessel operating expenses                                        14,295,673          11,306,510          40,628,366
  Non operational repairs and maintenance                              56,748              88,629           1,625,671
---------------------------------------------------------------------------------------------------------------------
                                                                   16,670,322          12,956,965          49,633,675
---------------------------------------------------------------------------------------------------------------------
Income before general and administrative, depreciation,
amortization of drydock costs and intangibles, other
income and expenses and income taxes                                5,574,794           4,106,678          11,606,860
---------------------------------------------------------------------------------------------------------------------

  General and administrative                                        1,278,237             704,944           3,276,188
  Depreciation and amortization of drydock costs and
  intangibles                                                       1,491,079           1,249,720           4,972,759
  Loss on asset disposal                                                   --                  --             113,405
  Loss (gain) on foreign exchange                                      36,686             103,529            (276,251)
---------------------------------------------------------------------------------------------------------------------
                                                                    2,806,002           2,058,193           8,086,101
---------------------------------------------------------------------------------------------------------------------
Income before interest, other income and expenses and
income taxes                                                        2,768,792           2,048,485           3,520,759
---------------------------------------------------------------------------------------------------------------------

Net income                                                          1,012,102             963,258             455,200
=====================================================================================================================
Net income (loss) per share - basic                            $         0.13      $         0.12      $        (0.13)
Net income (loss) per share - diluted                          $         0.06      $         0.06      $        (0.13)

The information in the table above gives effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. for the three months ended June 30, 2005. However, the general and administrative expenses shown in the pro forma periods reflect the actual expenses incurred by Lower Lakes and Rand prior to the acquisitions. There have been no adjustments to reflect higher general and administrative expense at the Company during the pro forma periods.

Warrant Compensation Program

Additionally, the Company reported that it initiated an equity compensation program whereby certain members of the Company's and Lower Lakes' management team, including Scott Bravener, James Siddall, Joe McHugh and Jeff Botham were awarded warrants to acquire Rand common stock. In addition, both the Chairman and CEO and the President of Rand Logistics, as well as Rand's non-executive directors, have elected to receive warrants to purchase Rand common stock in lieu of cash compensation, reflecting their optimism about Rand's prospects. All warrants are substantially identical to the warrants included in the units issued in Rand's initial public offering. Laurence S. Levy, Chairman and CEO of Rand Logistics commented, "Our equity compensation program is designed to further align the interests of our officers and directors with those of our shareholders. It highlights not only our optimism about the Company's future prospects, but also reflects our commitment to maximizing shareholder value."

Management's Comments

Scott Bravener, President and CEO of Lower Lakes Transportation, stated, "Revenue growth during the quarter was driven primarily by higher vessel utilization rates (as measured by vessel sailing days) relative to the same period last year, more efficient trading patterns and improved operating performance, particularly in our U.S. fleet. We were also aided by the strengthening of the Canadian dollar, which benefited pre-tax, pre-interest profitability relative to the same period in 2005 by approximately $264,000. We achieved improved results as compared to last year despite being adversely affected by light loading due to inadequate dredging at many ports, and low water levels in the Great Lakes on the whole."

Mr. Levy continued, "As we announced on the first of this month, our wholly owned subsidiary, Lower Lakes Transportation Company, entered into a time charter agreement with Wisconsin & Michigan Steamship Company for the capacity utilization of three self-unloading bulk carriers. The three vessels increase our existing daily shipping capacity by approximately 44%. These vessels have been integrated into the Lower Lakes fleet, and are being fully utilized under existing and new long-term contracts. We expect the vessels to be accretive to EBITDA (earnings before interest, taxes, depreciation and amortization)."

Mr. Levy concluded, "We are optimistic about the Company's near-term outlook, based on our contractual bookings, the interest we are receiving from potential new customers, and the capacity and operating flexibility afforded as a result of our recently signed time charter agreement. We also remain enthusiastic about Rand's long-term prospects for growth as we continue to pursue transactions that will build long-term sustainable value for our owners."

Conference Call

Management will conduct a conference call focusing on the financial results, and the recently announced time charter agreement for three self-unloading bulk carriers, on:

Thursday, August 17, 2006
10:30am ET
Dial-in number: 706-679-3155
Conference ID: 4588551
Management on the call:
  Laurence S. Levy, Chairman & CEO
  Edward Levy, President
  Joseph McHugh, CFO
  Scott Bravener, President & CEO of Lower Lakes Transportation, Rand's wholly owned subsidiary

A phone replay will be available from 1:30pm ET on Thursday, August 17, 2006 until 5:00pm ET on Monday, August 21, 2006. Dial 800-642-1687 (706-645-9291 for
international callers) and enter the code 4588551 for the phone replay.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten River Class self-unloading carriers and one integrated self-unloading tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                             -OR-       INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                            The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                Loren G. Mortman
212-644-3450                                    (212) 836-9604
                                                LMortman@equityny.com
                                                www.theequitygroup.com

                              Rand Logistics, Inc.
                      Consolidated Statements of Operations

                                                  Three months     Three months
                                                   Ended June       ended June
                                                    30, 2006         30, 2005
                                                  (unaudited)       (unaudited)
-------------------------------------------------------------------------------
REVENUE                                          $  22,245,116    $          --

EXPENSES
     Outside voyage charter fees                     2,317,901               --
     Vessel operating expenses                      14,295,673               --
     Repairs and maintenance                            56,748               --
     General and administrative                      1,278,237           64,236
     Depreciation                                    1,054,269               --
     Amortization of drydock costs                      83,988               --
     Amortization of intangibles                       352,822               --
     Loss on foreign exchange                           36,686               --
-------------------------------------------------------------------------------
                                                    19,476,324           64,236
-------------------------------------------------------------------------------
INCOME (LOSS) BEFORE OTHER INCOME AND EXPENSES
AND INCOME TAXES                                     2,768,792          (64,236)
-------------------------------------------------------------------------------
OTHER INCOME AND EXPENSES
Interest expense                                       644,169               --
Interest income                                         (1,972)        (133,343)
Amortization of deferred financing costs                29,437               --
-------------------------------------------------------------------------------
                                                       671,634         (133,343)
-------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                           2,097,158           69,107
PROVISION (RECOVERY) FOR INCOME TAXES
Current                                                (79,500)          43,000
Deferred                                             1,164,556
-------------------------------------------------------------------------------
NET INCOME                                       $   1,012,102    $      26,107
===============================================================================
PREFERRED STOCK DIVIDENDS                        $     292,377    $          --
===============================================================================
NET INCOME APPLICABLE TO COMMON STOCKHOLDERS     $     719,725    $      26,107
===============================================================================

                              Rand Logistics, Inc.
                         Selected Financial Information
             Reconciliation of Income before Interest, Other Income
                     and Expenses and Income Taxes to EBITDA

                                                                                Pro Forma          Pro Forma
                                                            Three Months       Three months       Year ended
                                                           ended June 30,     ended June 30,      December 31,
                                                                2006               2005               2005
                                                          ---------------    ---------------    ---------------
                                                            (unaudited)        (unaudited)        (unaudited)
Income before interest, other income and expenses
  and income taxes                                              2,768,792          2,048,485          3,520,759
Loss on asset disposal                                                 --                 --            113,405
Loss (gain) on foreign exchange                                    36,686            103,529           (276,251)
Depreciation and amortization of drydock costs and
  intangibles                                                   1,491,079          1,249,720          4,972,759
EBITDA                                                    $     4,296,557    $     3,401,734    $     8,330,672

                              Rand Logistics, Inc.
                           Consolidated Balance Sheets

                                                                               June 30,        March 31,
                                                                                 2006            2006
                                                                              (unaudited)      (audited)
                                                                             ------------     ------------
ASSETS
CURRENT
    Cash and cash equivalents                                                $    767,427     $  2,574,325
    Accounts receivable                                                        10,793,572        2,107,282
    Prepaid expenses and other current assets                                   1,391,883        1,460,267
    Income tax receivable                                                          93,632               --
    Deferred income taxes                                                       1,142,986        1,160,651
----------------------------------------------------------------------------------------------------------

 Total current assets                                                          14,189,500        7,302,525
PROPERTY AND EQUIPMENT, NET                                                    49,287,342       48,160,837
DEFERRED INCOME TAXES                                                           8,254,488        9,386,020
DEFERRED DRYDOCK COSTS, NET                                                     1,604,628        1,614,173
DEFERRED TRANSACTION COSTS                                                        189,446               --
INTANGIBLE ASSETS, NET                                                         14,008,607       13,942,329
GOODWILL                                                                        6,362,952        6,362,952
----------------------------------------------------------------------------------------------------------

 Total assets                                                                $ 93,896,963     $ 86,768,836
==========================================================================================================
LIABILITIES
CURRENT
    Bank indebtedness                                                        $  3,895,902     $         --
    Accounts payable                                                            8,116,498        7,617,899
    Accrued liabilities                                                         2,816,012        2,615,159
    Income taxes payable                                                               --           50,787
    Deferred income taxes                                                         443,469          405,886
    Current portion of long-term debt                                           2,529,231        1,772,055
    Current portion of long-term capital lease obligation - vessel lease        2,097,959        2,108,132
----------------------------------------------------------------------------------------------------------
Total current liabilities                                                      19,899,071       14,569,918
----------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                 20,463,781       20,378,630
ACQUIRED MANAGEMENT BONUS PROGRAM                                               3,000,000        3,000,000
DEFERRED INCOME TAXES                                                          12,050,694       12,063,059
----------------------------------------------------------------------------------------------------------

 Total liabilities                                                             55,413,546       50,011,607
----------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                                          --               --

STOCKHOLDERS' EQUITY
    Preferred stock, $.0001 par value,
    Authorized 1,000,000 shares, Issued and outstanding 300,000 shares         14,900,000       14,900,000
    Common stock, $.0001 par value
    Authorized 50,000,000 shares, Issued and outstanding 5,600,000 shares             560              560
    Additional Paid-in Capital                                                 24,629,291       24,629,291
    Accumulated deficit                                                          (706,342)      (1,426,067)
    Accumulated other comprehensive loss                                         (340,092)      (1,346,555)
----------------------------------------------------------------------------------------------------------

 Total stockholders' equity                                                    38,483,417       36,757,229
----------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                 $ 93,896,963     $ 86,768,836
==========================================================================================================

                                       ###


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